CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Statements" in the Statement of Additional Information dated April 1, 2026, and included in this Pre-Effective Amendment No. 5 to the Registration Statement (Form N-2, Securities Act File No. 333-288759) of LibreMax Asset-Backed Income Fund (the “Registration Statement”).

We consent to the incorporation by reference of our reports dated October 23, 2025, with respect to the financial statements of LibreMax Structured Opportunities Master Fund I, LP and LibreMax Structured Opportunities (ECI) Master Fund I, LP (collectively referred as
“LibreMax Structured Opportunities Master Fund I”) and LibreMax Structured Opportunities Master Fund II and LP, LibreMax Structured Opportunities (ECI) Master Fund II, LP
(collectively referred as “LibreMax Structured Opportunities Master Fund II”), included in this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our reports dated March 31, 2025, with respect to the financial statements of LibreMax Structured Opportunities Offshore Partners I, LP and LibreMax Structured Opportunities Offshore Partners II, LP included in this
Registration Statement, filed with the Securities and Exchange Commission.

Grand Cayman, Cayman Islands
April 1, 2026